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EXHIBIT 5.1

May 11, 2005

Board of Directors
CREDO Petroleum Corporation
1801 Broadway, Suite 900
Denver, Colorado 80202

  Re:
  Registration Statement on Form S-8 relating to 73,330 shares of Common Stock under the CREDO Petroleum Corporation 1997 Stock Option Plan

Gentlemen:

        We have acted as counsel to CREDO Petroleum Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of 73,330 shares (the "Shares") of the Company's common stock, $.10 par value per share, reserved for issuance under the Company's 1997 Stock Option Plan (the "Plan").

        This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act.

        In such connection, we have examined certain corporate records and proceedings of the Company, including actions taken by the Company relating to the authorization and issuance of the Shares, and such other maters as we deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies.

        Based upon and subject to the foregoing, we are of the opinion that the Shares are duly and validly authorized and when issued and sold as contemplated by the Plan and the Registration Statement, will be legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules of the Securities and Exchange Commission.

Very truly yours,
/s/ DAVIS GRAHAM & STUBBS LLP DAVIS GRAHAM & STUBBS LLP

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  EXHIBIT 5.1